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                         COMMONFUND INSTITUTIONAL FUNDS

                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned trustee and/or officer of Commonfund Institutional Funds (the "Trust"), a business trust organized under the laws of the State of Delaware, hereby constitutes and appoints John Auchincloss, Arthur Gardiner, and John H. Grady, Jr., and each of them, his true and lawful attorney-in-fact and agent, to sign for him and in his name, place and stead, and in the capacity indicated below, to sign any and all Registration Statements and all amendments thereto relating to the offering of the Trust's shares under the provisions of the Investment Company Act of 1940 and/or the Securities Act of 1933, each such Act as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal as of the date set forth below.


  /s/ Robert L. Bovinette                        Date:      8/12/99
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Robert L. Bovinette